Exhibit  99
Employee  Stock  Options

                        Inform Worldwide Holdings, Inc.

              Option to Purchase 1,000,000 Shares of Common Stock

     This is to certify that, for value received, Timothy J. O'Connor ("Holder") is entitled to purchase, subject to the provisions of this Option, from Inform Worldwide Holdings, Inc., a Colorado corporation ("Company"), 1,000,000 Shares ("Option Stock") of the Company's Class A no par value Common Stock ("Common Stock") at a purchase price per Share specified in this Option.

     1.     Exercise  of  Option.
            --------------------

     a. This Option may be exercised to purchase up to 700,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 1, 2001, but not later than 5:00 p.m., Denver, Colorado time, April 30, 2010.

     b. This Option may be exercised to purchase up to 300,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after the date that the Company, or a subsidiary of the Company, completes the purchase, merger, or other acquisition of another business, but not later than 5:00 p.m., Denver, Colorado time, April 30, 2010.

     c. When this Option is exercised, in whole or in part, the Holder shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of securities specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Holder to purchase the balance of the Option Stock.

     2.     Exercise  Price.  The  per  share  exercise  price  shall  be $0.45.
            ---------------

     3.     Reservation  of  Shares.  The Company shall at all times reserve for
            -----------------------
issuance and/or delivery upon exercise of this Option such number of its securities as shall be required for issuance or delivery upon exercise of this Option.

     4.     Exchange, Assignment or Loss of Option.  This Option is exchangeable
            --------------------------------------
without expense, at the option of the Holder, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Option" includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

     5.     Change  in  Common  Stock.   Anything in this Option to the contrary
            -------------------------
notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (including a dividend or other distribution on the Common Stock of the Company, other than a cash dividend, prior to the exercise of this Option), the number of shares of Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

     6.     Officer's  Certificate.  Whenever  the  number  of  shares of Option
            ----------------------
Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Holder.

     7.     Reclassification,  Reorganization  or  Merger.     In  case  of  any
            ---------------------------------------------
reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock holders upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

     8.     Registration  Under the Securities Act of 1933.     The Company will
            ----------------------------------------------
promptly file and maintain a registration statement on Form S-8 or other applicable form under the Securities Act of 1933, as amended ("Act"), so as to permit the public sale of all or some portion of the Option Stock in compliance with the Act. The Company shall cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Holder. The Company shall comply with the requirements of this Option at its own expense.

     9.     Restrictions  Upon  Transfer.     This Option is not transferable by
            ----------------------------
the Holder otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Holder, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Holder.

     10.     Notices.     Any  notices  or  certificates  by  the Company to the
             -------
Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail to the Holder, addressed to Timothy J. O'Connor, 10333 E. Dry Creek Road, Suite 270, Englewood, CO 80112, and if to the Company, addressed to it at 10333 E. Dry Creek Road, Suite 270, Englewood, CO 80112. The Company may change its address by written notice to the Holder, and the Holder may change its address by written notice to the Company.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.


INFORM  WORLDWIDE  HOLDINGS,  INC.                       Date:  May 1, 2001
By:  /s/  Larry  G.  Arnold
Larry G. Arnold, Chairman and President

                                  PURCHASE FORM
                                 --------------

Dated:  ____________

The undersigned hereby elects to exercise the within Option to the extent of purchasing _________ Shares, and makes payment of $___________ in payment of the exercise price.


____________________________________     ________________________________
Signature                                Telephone  Number

____________________________________     ________________________________
Print Name and Title

____________________________________

____________________________________
Address